Exhibit 10.17
KKR FS INCOME TRUST
KKR FS INCOME TRUST SELECT
SELLING AND SHAREHOLDER SERVICING AGREEMENT
Each of KKR Capital Markets LLC (“KKR Capital Markets”) and FS Investment Solutions, LLC (“FSIS” and, together with KKR Capital Markets, each a “Placement Agent” and, collectively, the “Placement Agents”) serves as a placement agent for each of KKR FS Income Trust (“K-FIT”), a Delaware statutory trust, and KKR FS Income Trust Select, a Delaware statutory trust (“K-FITS” and, together with K-FIT, each a “Company” and, collectively, the “Companies”), pursuant to placement agency agreements with the Companies. [●] (“Dealer”) and each Placement Agent hereby agrees that Dealer will participate in the distribution of certain classes of shares of beneficial interest of each Company, described in Exhibit C hereto (“Shares”), and separately will provide certain non-distribution shareholder services to the holders of Shares, subject to the terms of this Agreement (“Agreement”), dated as of the [●] day of [●], 202[●].
Each Company is conducting a private placement offering (each, an “Offering” and, collectively, the “Offerings”) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), which may consist of (a) with respect to K-FIT, Class I Shares of K-FIT, and (b) with respect to K-FITS, Class S Shares of K-FITS. The differences between the classes of Shares and the eligibility requirements for each class are described in detail in each Company’s respective Private Placement Memorandum (as defined in Section 2(a)).
Section 1.LICENSING
(a)Dealer represents and warrants that: (i) it is a broker-dealer registered with the Securities and Exchange Commission (“SEC”); (ii) it is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”); (iii) if applicable, it is licensed by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares; and (iv) if applicable, each of its principals, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance of its duties and activities under this Agreement is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares.
(b)Dealer agrees that: (i) termination or suspension of its registration with the SEC; (ii) termination or suspension of its membership with FINRA; or (iii) termination or suspension of its license to do business by any state or other jurisdiction in which the Shares are offered shall cause the automatic termination of this Agreement. Dealer further agrees to notify the Placement Agents promptly in writing of any such action or event.
(c)Dealer agrees that this Agreement is in all respects subject to the Conduct Rules of FINRA and such Conduct Rules shall control any provision to the contrary in this Agreement. Without limiting the generality of the foregoing, Dealer acknowledges that, subject to the indemnification described in Section 9 of this Agreement, no Placement Agent has any responsibility for the manner of Dealer’s performance of, or for acts or omissions in connection with, the duties and activities performed by Dealer under this Agreement.
(d)Dealer agrees to be bound by, and to comply with, all applicable federal, state and foreign jurisdiction laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of shares of each Company, including, but not limited to, securities laws, anti-money

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laundering laws and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA identified herein.
Section 2.ORDERS
(a)Dealer agrees to offer and sell Shares to its customers (“Clients”) only at the then-current net asset value applicable to such Shares plus any applicable sales load or brokerage commission in effect at the time of each transaction as described in the K-FIT Private Placement Memorandum (as defined below) or K-FITS Private Placement Memorandum, as applicable. The procedures relating to all orders and the handling of each order (including the manner of computing the net asset value of Shares and the effective time of orders received from Dealer) are subject to the terms of, as applicable, (i) K-FIT’s confidential private placement memorandum dated as of [May 2023] (as amended or supplemented from time to time (the “K-FIT Private Placement Memorandum”) or (ii) K-FITS’ confidential private placement memorandum dated as of [February 2024] (as amended or supplemented from time to time (the “K-FITS Private Placement Memorandum” and, together with the K-FIT Private Placement Memorandum, each a “Private Placement Memorandum” and, collectively, the “Private Placement Memorandums”), and to the extent that a Private Placement Memorandum contains provisions that are inconsistent with such terms in this Agreement or any other document, the terms of the relevant Private Placement Memorandum shall be controlling.
(b)In all offers and sales of the Shares to prospective investors, Dealer will not act as broker or agent for, or employee of, either Placement Agent or either Company, and Dealer will not represent to any third party that Dealer has such authority or is acting in such capacity.
(c)All orders for the purchase and sale of Shares are subject to acceptance by FS/KKR Advisor, LLC (the “Adviser” and, together with the Placement Agents and the Companies, the “FS/KKR Parties”) in its sole discretion and become effective upon written confirmation by the Adviser. The Adviser reserves the right not to accept any specific order for the purchase or sale of Shares (in whole or in part) for any reason or no reason. Upon any such rejection, the Adviser will advise Dealer of such rejection as soon as is reasonably practicable.
(d)Dealer agrees that payment for orders from Dealer Shareholders (defined in Section 4(b) below) for the purchase of Shares will be made as described in the applicable Private Placement Memorandum or as otherwise agreed by the Placement Agents and Dealer herein and from time to time. On the date on which payment for Shares is to be received by a Company, Dealer will remit to an account designated by the Adviser the purchase order amount due to such Company with respect to the issuance of Shares as determined by the Adviser in accordance with the terms of the applicable Private Placement Memorandum. If payment for any purchase order is not so received, the Adviser may cancel the sale without notice.
(e)The Placement Agents, together, reserve the right at any time to suspend the sale of Shares or to withdraw or limit the Offerings of Shares, and, if any Placement Agent exercises this right, such Placement Agent shall provide to Dealer prompt written notice of such exercise. Dealer agrees that upon such suspension by a Placement Agent at any time, Dealer will suspend its offer and sale of Shares and will resume its offer and sale of Shares hereunder only upon subsequent request of the Placement Agents.
(f)Dealer acknowledges that each Company will make quarterly tender offers for the repurchase of Shares from time to time as described in the applicable Private Placement Memorandum and Section 5 of this Agreement. Dealer acknowledges that such tender offers represent the only expected liquidity opportunity for holders of Shares.

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(g)Dealer agrees that it will not engage a sub-selling agent to assist it in the offer or sale of Shares without the prior written consent of the Placement Agents. Any approved sub-selling agent shall be required to enter into an agreement with Dealer which agreement shall be subject to the Placement Agents’ approval.
Section 3.DUTIES OF DEALER
(a)Dealer agrees to deliver to each of its Clients making purchases, prior to the time of sale of Shares to such Clients, a copy of the applicable Private Placement Memorandum and a fee disclosure statement.
(b)Dealer agrees to record on the order the date and time on which the order for the purchase or sale of Shares was received by Dealer, and to forward promptly such orders to the Placement Agents in time for processing at the price next determined after receipt of such orders by Dealer, in each case as described in the applicable Private Placement Memorandum.
(c)Dealer agrees not to withhold intentionally the placing of orders by its Clients for Shares with either Placement Agent so as to profit itself as a result of such inaction.
(d)Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer for at least the period required under applicable law and to furnish the Placement Agents with copies of such records upon its request and, upon request from a regulatory authority or as required under applicable law, to furnish such regulatory authority with copies of such records.
(e)Dealer agrees that it will not make any conditional orders for the purchase or repurchase of Shares and acknowledges that neither Placement Agent will accept conditional orders for Shares.
(f)Except as otherwise agreed by Dealer and the Placement Agents, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.
(g)Separate from the distribution-related services provided hereunder, Dealer agrees that it will also assist with providing the following non-distribution shareholder services to Dealer Shareholders (as defined in Section 4(b)) on an ongoing basis:
(i)providing administrative, operational and infrastructural support for transactions in Shares and the settlement of K-FIT transactions and K-FITS transactions with Dealer Shareholders, as necessary;
(ii)handling inquiries regarding either Company from Dealer Shareholders who own Shares, including but not limited to, questions concerning such Dealer Shareholders’ investments in either Company, tender offers, reports and tax information provided by either Company;
(iii)assisting in the enhancement of relations and communications between Dealer Shareholders and the Companies;
(iv)assisting in the establishment and maintenance of Dealer Shareholders’ accounts with the Companies, including notifying applicable Company’s transfer agent(s) of any changes in the account information of a Dealer Shareholder;

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(v)assisting the Companies or their respective agent(s) (including each Company’s transfer agent) with the process of receiving and forwarding purchase and repurchase requests and payments to and from Dealer Shareholders;
(vi)providing such other similar non-distribution related services as either Placement Agent may reasonably request to the extent Dealer is permitted to do so under applicable statutes, rules and regulations; and
(vii)assisting, as requested, in the repurchase of Shares owned by Dealer Shareholders.
(h)If a Placement Agent believes that a Dealer Shareholder’s contact information has changed, either Placement Agent may request such information from Dealer but has no obligation to do so. Dealer agrees that if Dealer or a Dealer Shareholder does not provide to a Placement Agent any changes in Dealer Shareholder account information, or if it or a Dealer Shareholder fails to provide any backup documentation that a Placement Agent reasonably requests to verify changes to a Dealer Shareholder’s account information, then the Placement Agents will continue to rely upon the account information without giving effect to any changes, and no Placement Agent will have any liability whatsoever for continuing to rely upon such information.
Section 4.DEALER COMPENSATION
(a)Sales Charges/Dealer Concessions. On each purchase of Shares by Clients from either Placement Agent, the total sales charges and dealer concessions or commissions, if any, payable to Dealer shall be in the rates set forth on Exhibit C hereto. Except as otherwise noted in this Section 4, neither the Companies nor the Placement Agents shall have the right to reduce or waive any of the sales load or brokerage commission payable by Clients to Dealer. The Placement Agents agree that Dealer shall receive the upfront sales load or brokerage commission, if any, directly from Clients. No Placement Agent shall have any liability to Dealer for such upfront sales load or brokerage commission, and Dealer is solely responsible for retaining such compensation due to Dealer from the subscription funds received by Dealer from its Clients for the purchase of Shares in accordance with the terms of this Agreement.
(b)Distribution and Servicing Fees. Dealer shall also be entitled to receive from the Placement Agents a distribution/servicing fee at the aggregate annual rate listed in Exhibit C for the aggregate value of Shares per class held by Dealer Shareholders. These fees, if payable, will be calculated and paid monthly, with payment occurring within 30 days after the end of each month. Notwithstanding the foregoing, no Placement Agent shall have any obligation to pay any compensation described in the preceding sentence until such Placement Agent receives the related compensation from the relevant Company in the form of an asset-based distribution fee and shareholder servicing fee (the “Related Compensation”), and no Placement Agent shall be liable for any amounts received or otherwise owing hereunder by the other Placement Agent. A Placement Agent’s obligation or liability to Dealer for such payments is limited solely to the Related Compensation, and Dealer hereby waives any and all rights to receive payment of Related Compensation due until such time as the relevant Placement Agent is in receipt of such Related Compensation from the relevant Company. For purposes of this Agreement, a “Dealer Shareholder” shall include any person or entity introduced by Dealer to a Company during the term of this Agreement, which invests in Shares of such Company. The Placement Agents shall pay any compensation described in this Section 4(b) to Dealer in respect of the Shares held by Dealer Shareholders for as long as Dealer Shareholders hold those Shares through an account maintained by Dealer Shareholder at Dealer, subject to the limitations set forth in Section 4(c) and the termination provisions of Section 13.

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(c)Suspension/Elimination of Compensation. Dealer acknowledges and agrees that each Company may, upon thirty (30) days’ prior written notice to the Placement Agents, suspend or eliminate the payment of any compensation or other dealer compensation, by amendment or supplement to the applicable Private Placement Memorandum, except that each Company may, without prior notice to the Placement Agents, suspend or eliminate the payment of any compensation or other dealer compensation, by amendment or supplement to the applicable Private Placement Memorandum in cases where such suspension or elimination is required (a) pursuant to the dictates of any relevant regulatory agency with jurisdiction over the applicable Company, KKR Capital Markets, FSIS, or Dealer or (b) otherwise by operation of law. The Placement Agents agree to notify Dealer promptly upon receiving notice of any suspension or elimination of the payment of any compensation to the Placement Agents or Dealer by a Company.
(d)FINRA Rules. Dealer will comply with all applicable rules set forth in the FINRA rulebook (the “FINRA Rules”). Dealer represents that it is a broker-dealer registered with FINRA and subject to FINRA Rule 2030 (the “Rule”). Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, any contributions that prohibit Dealer from engaging in solicitation activities for compensation under the Rule (a “Triggering Contribution”). Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate the Rule while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to the Placement Agents of the nature of the ban or violation.
(e)Dealer agrees that it will monitor on an ongoing basis the receipt of underwriting compensation, if any, set forth in the applicable Private Placement Memorandum in connection with the distribution of Shares and the rendering to investors in each Company of ongoing investor and account maintenance services and will report thereon to the Placement Agents no less frequently than quarterly.
(f)Except as noted in this Agreement, no portion of the compensation paid to Dealer by the Placement Agents hereunder shall be remitted or otherwise paid to any third party by Dealer without the prior written consent of each Placement Agent, which consent may be withheld in the sole discretion of the Placement Agents. Except as noted in this Agreement, Dealer will not accept any direct or indirect compensation from any person or entity other than as set forth in Section 4 hereof in connection with the offer or sale of Shares without the prior written agreement of the Placement Agents.
Section 5.REPURCHASES
(a)Dealer acknowledges that each Company intends, but is not obligated, to conduct quarterly tender offers for up to 5% of its Shares outstanding (either by number of shares or aggregate net asset value) as of the close of the previous calendar quarter at a price equal to the net asset value per Share of the applicable class of Shares as of the last calendar day of the applicable quarter, subject to market conditions and in the sole discretion of the board of trustees of the respective Company and as described in the applicable Private Placement Memorandum (the “Tender Offers”).
A Dealer Shareholder who tenders its shares with a tender valuation date within 12 months of the original issue date of such Shares may be subject to a fee of 2% of the aggregate net asset value of the Shares

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repurchased from such Dealer Shareholder by the applicable Company (an “Early Repurchase Fee”). If applicable, payment of the Early Repurchase Fee will be made by reducing the repurchase proceeds. The Early Repurchase Fee will be retained by the applicable Company for the benefit of remaining shareholders. Shares repurchased will generally be treated as having been repurchased on a “first-in/first-out” basis. A Placement Agent shall inform Dealer Shareholders of any Tender Offer notifications, and Dealer agrees to transmit repurchase requests from its Clients to the applicable Company or its transfer agent or other designee by the applicable Tender Offer deadline as specified in the applicable Private Placement Memorandum and such notification. Dealer expressly acknowledges and agrees that, as noted in the Private Placement Memorandums, Shares will not be repurchased by either Company (other than through Tender Offers, other tender offers from time to time, if any, or otherwise in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”)) or either Placement Agent, and that no secondary market for the Shares exists currently or is expected to develop, and therefore that the Shares have very limited liquidity and are appropriate only as a long-term investment. Dealer also expressly acknowledges and agrees that, as noted in the Private Placement Memorandums, in the event one or more of its Clients cancel their order for Shares of a Company after confirmation, such Shares may not be repurchased, remarketed or otherwise disposed of by or through either Placement Agent. Any representation as to a Tender Offer or other tender offer by either Company, other than that which is set forth in the Private Placement Memorandums or a Tender Offer notice issued by the respective Company, is expressly prohibited.
(b)Dealer acknowledges that Dealer shall be responsible for communicating all necessary information to its Clients regarding whether Shares in a Company are a suitable investment for such Client including, without limitation, information regarding the limited liquidity of the investment as referenced above and in the Private Placement Memorandums. In offering Shares, Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.
Section 6.PROVISION OF MATERIALS AND COMPANY INFORMATION
(a)Dealer agrees that neither it nor any of its affiliates or their principals, directors, officers or employees, is authorized to give any information or make any representations concerning the Shares, either Company and/or either Placement Agent, except as set forth in this Section 6.
(b)Offering Materials. Each Placement Agent acknowledges and agrees that Dealer may deliver Offering Materials (as defined below) to Clients and/or otherwise use such materials with Clients for marketing or other purposes. At their respective expense, the Placement Agents will furnish Dealer with reasonable quantities of the Private Placement Memorandums, materials relating to any tender offer, periodic reports to K-FIT shareholders or K-FITS shareholders and marketing and other materials that either Placement Agent has prepared related to K-FIT and/or K-FITS (collectively, “Offering Materials”), and if any of the foregoing documents are amended or supplemented, a Placement Agent will promptly notify Dealer in writing and provide to Dealer such amended documents or supplements. Dealer agrees that it will not show or give to any Client or prospective client or reproduce any material or writing which is supplied to it by a Placement Agent and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Shares. Dealer agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by K-FIT and/or K-FITS, as applicable, in writing other than the Private Placement Memorandums and the Offering Materials.
(c)Dealer-Supplied Company Materials. Each Placement Agent acknowledges and agrees that Dealer may deliver Dealer-Supplied Company Materials (as defined below) to Clients and/or otherwise use such materials with Clients for marketing or other purposes. As used herein, the term

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“Dealer-Supplied Company Materials” shall include any materials prepared by Dealer or its affiliates that (i) relate to K-FIT and/or K-FITS, (ii) are not Research Reports (as defined in Section 6(d)) and (iii) either only contain the name of the respective Company or have been approved in writing by the Placement Agents. For the avoidance of doubt, any description of K-FIT and/or K-FITS contained in Dealer-Supplied Company Materials beyond just the name of K-FIT and/or K-FITS, as applicable, must be approved in writing by the Placement Agents in advance of its use.
(d)Research Reports. Each Placement Agent acknowledges that Dealer may prepare research reports relating to K-FIT and/or K-FITS that are not to be used for marketing purposes (“Research Reports”). The Placement Agents hereby authorize Dealer to use the name of each Company and the Placement Agents in Research Reports. Dealer agrees to provide such Research Reports to the Placement Agents upon either Placement Agent’s request.
(e)Use of Name. Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by either Placement Agent of any consent that would otherwise be required under applicable law prior to the use by Dealer of the name or identifying marks of K-FIT, K-FITS, KKR Capital Markets, FSIS or “KKR” or “FS INVESTMENTS” (or any combination or derivation thereof). Notwithstanding the foregoing, this Section 6(e) shall not prohibit or limit Dealer or its affiliates from making statements required by law or regulation, as determined by Dealer (or such affiliate) in its sole discretion. The Placement Agents will not use any company name, trade name, or service mark or logo of Dealer and/or its affiliates without prior written consent of such Dealer and/or its affiliate.
Section 7.NO REGISTRATION OF SHARES
(a)The Shares have not been registered under the Securities Act, the securities laws of any other state or the securities laws of any other jurisdiction, but will be offered and sold in reliance on an exemption from the registration requirements of the Securities Act and any other applicable laws pursuant to the applicable Private Placement Memorandum. The Shares are being offered and sold (i) under the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder and other exemptions of similar import in the laws of the states and jurisdictions where the Offerings will be made, to persons who are “accredited investors” within the meaning of Regulation D under the Securities Act, and/or (ii), upon prior written consent of the relevant Company, outside the United States in accordance with Regulation S under the Securities Act. Neither the Companies, the Placement Agents nor the Dealer shall take any action that (i) causes the offering of the Shares to lose any exemption from registration with the SEC provided by Section 4(a)(2) of the Securities Act and/or any regulations promulgated thereunder or (ii) causes the offering of Shares to lose its exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act.
(b)The Placement Agents will be responsible for the exemption of the Shares under all applicable laws, rules or regulations in all jurisdictions or states in which Shares shall be offered and/or sold.
(c)Each Placement Agent acknowledges that Dealer intends to offer the Shares in each state within the United States. The Placement Agents shall furnish Dealer, upon request, information identifying the states or jurisdictions in which it is believed that all necessary notice, exemptive filings for Shares have been made under applicable securities laws such that offers and sales of Shares may be made in such states or jurisdictions. If the Shares may not be offered in any particular jurisdiction in the United States, a Placement Agent will promptly so notify Dealer.
(d)Notwithstanding anything to the contrary herein, Dealer shall not offer the Shares or transact orders for Shares in any jurisdiction other than the states within the United States, except as

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may otherwise be consented to by the Placement Agents in writing on a case-by-case basis. Each Placement Agent hereby consents to Dealer’s private offer of Shares, subject to applicable law, in the designated non-U.S. jurisdictions (“Designated Jurisdictions”) listed in Exhibit D. The Placement Agents may modify the jurisdictions listed on Exhibit D with notice to Dealer.] Dealer agrees not to offer the Shares or transact orders for Shares in any other jurisdictions in which it has not been informed in writing by the Placement Agents that Shares may be sold or in which it and its personnel are not authorized to sell Shares.
(e)To the extent Dealer conducts marketing efforts in non-U.S. jurisdictions, Dealer shall, at its own expense, comply with the applicable laws, rules and regulations of each such jurisdiction (including, without limitation, those related to securities offerings private placements, anti-money laundering and sanctions, and investor suitability, hereinafter referred to as “Foreign Offering Laws”) in connection with such marketing efforts, and to the extent Dealer offers or sells Shares in non-U.S. jurisdictions, Dealer shall, at its own expense, comply with Foreign Offering Laws in connection with such offers or sales of Shares, including, without limitation, the monitoring of any numeric limits required by such jurisdiction. In connection with such monitoring, Dealer agrees to reasonably cooperate with and provide information to the Placement Agents to enable the Placement Agents to monitor their compliance with such numeric limits, as either Placement Agent may request. Dealer agrees that it will not take any action that would require either Company, the Adviser, or either Placement Agent to become registered in any jurisdiction, or otherwise require any action on the part of either Company, the Adviser, or either Placement Agent (including the marketing, solicitation or offering of the Shares in any non-U.S. jurisdiction that is not a Designated Jurisdiction), unless previously agreed in writing by the Placement Agents. For the avoidance of doubt, no party hereto shall be required to conduct marketing activities or be licensed in any new non-U.S. jurisdiction where it is not offering Shares or so licensed as of the date hereof without such party’s consent.
Section 8.REPRESENTATIONS AND WARRANTIES
(a)In addition to the representations and warranties found elsewhere in this Agreement, each Placement Agent, severally, and not jointly, represents, warrants and agrees that:
(i)It is a limited liability company duly organized and existing and in good standing under the laws of Delaware and is duly registered or exempt from registration as a broker-dealer in all states and jurisdictions in which it provides services as a non-exclusive placement agent for the Companies.
(ii)It is empowered under applicable laws and its organizational documents to enter into this Agreement and perform all activities and services of Placement Agent provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting such Placement Agent’s ability to perform under this Agreement.
(iii)The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein and in the Private Placement Memorandums, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Placement Agent is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

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(iv)If any of the representations set forth in this Section 8 or Section 10 at any time ceases to be true, the Placement Agent shall promptly notify Dealer of this fact in writing. Such notice shall be provided in accordance with Section 19.
(b)In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:
(i)It is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which Dealer is organized.
(ii)It is empowered under applicable laws and by its organizational documents to enter into this Agreement and perform all activities and services of Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement.
(iii)The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein and in the Private Placement Memorandums, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.
(iv)All requisite actions have been taken to authorize Dealer to enter into and perform this Agreement.
(v)All litigation and regulatory actions involving Dealer and its affiliates that are material to Dealer’s provision of the services described herein have been disclosed to Placement Agents.
(vi)Shares are available for purchase by persons meeting the suitability standards described in the Private Placement Memorandums. Dealer will offer Shares only to persons who meet the respective suitability standards, minimum investment requirements, and investor qualifications for the Shares as set forth in the applicable Private Placement Memorandum and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the applicable Company or the Placement Agents. Notwithstanding the qualification of the Shares for sale in any respective jurisdiction (or the exemption therefrom), and any Placement Agent’s written consent for Dealer to offer Shares in such jurisdiction, Dealer represents, warrants and covenants that it will not offer Shares and will not permit any of its registered representatives to offer Shares in any jurisdiction unless both Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Shares, Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors. Dealer acknowledges and agrees that the marketing of Shares will rely (A) on Rule 506(b) under Regulation D under the Securities Act as a safe harbor from registration under Securities Act, and/or (B) upon prior written consent of the relevant Company, such activities outside the United States will be conducted in accordance with Regulation S under the Securities Act. The Dealer represents, warrants and covenants that it will not offer or sell Shares by means of any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act), including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over

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television or radio and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(vii)Dealer further represents, warrants and covenants that neither Dealer, nor any person associated with Dealer, shall offer or sell Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the applicable Private Placement Memorandum, including status as an “accredited investor”; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Shares to an investor, the Dealer, or a person associated with the Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, any applicable non-U.S. jurisdiction, FINRA or either Company) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer, or person associated with the Dealer, that (i) the investor can reasonably benefit from an investment in the Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Shares, (C) the lack of liquidity of the Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the relevant Company and (E) the tax consequences of an investment in the Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of such fiduciary account; and the purchaser of Shares has a substantive pre-existing relationship with the Dealer pursuant to Regulation D under the Securities Act. The Dealer further represents, warrants and covenants that Dealer, or a person associated with Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Shares pursuant to a subscription solicited by Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Dealer agrees to retain such documents and records in Dealer’s records for a period of six (6) years from the date of the applicable sale of Shares and to make such documents and records available to (i) the Placement Agents and the Companies, or any one of them, upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Dealer further represents, warrants and covenants that it will notify the Placement Agents in writing if an investment in the Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the applicable Company. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on the relevant Company’s subscription agreement.
(viii)It shall notify the Placement Agents, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.
(ix)As of the date hereof and at any time during the term of this Agreement, Dealer shall take reasonable steps to ensure that all Dealer-Supplied Company Materials do not and will not contain any untrue statement of a material fact, or omit to state any material fact

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required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.
(x)Dealer represents that it is a broker-dealer registered with FINRA and subject to the Rule. Dealer represents that it has policies and procedures to ensure compliance with the Rule and is currently in compliance with the Rule. Moreover, Dealer represents that neither it nor any of its Covered Associates (i.e., any (i) general partner, managing member or executive officer of Dealer, as well as any person with a similar status or function, (ii) any associated person of Dealer who engages in distribution or solicitation activities with a government entity, (iii) any associated person of Dealer who supervises, directly or indirectly, the government entity distribution or solicitation activities of a person in (ii) above, and (iv) any political action committee controlled by Dealer or one of its Covered Associates) has made, directly or indirectly, a Triggering Contribution. Dealer hereby agrees that neither it nor its Covered Associates will make a Triggering Contribution or violate the Rule while engaged hereunder. If Dealer breaches this provision and becomes aware of a Triggering Contribution or a violation of the Rule, it shall promptly provide written notice to the Placement Agents of the nature of the ban or violation.
(xi)Dealer acknowledges and agrees that the marketing and sale of Shares (A) will rely on Rule 506(b) under Regulation D under the Securities Act as a safe harbor from registration under Securities Act, and/or (B) upon prior written consent of the relevant Company, such activities outside the United States will be conducted in accordance with Regulation S under the Securities Act. The Dealer represents, warrants and covenants that it will not offer or sell Shares by means of any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D under the Securities Act), including but not limited to (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(xii)Dealer has and maintains policies, procedures, and internal controls that are reasonably designed to ensure that no person identified in Exhibit E-1 as being subject to disqualification is permitted to participate in any offerings by either Company pursuant to Rule 506 of Regulation D under the Securities Act.
(xiii)Dealer represents and warrants that, except as set forth on Exhibit E-3, none of Dealer nor any person identified in Exhibit E-1 is the subject of any of the acts enumerated in Rule 506(d)(i) through (viii) (each, a “Disqualifying Event”) or is the subject of a Disqualifying Event that occurred before September 23, 2013.
(xiv)Unless Dealer or a person identified in Exhibit E-1 has received a waiver of disqualification pursuant to Rule 506(d)(2)(ii) or (iii), (x) Dealer shall promptly notify the Placement Agents if it is or becomes, or it becomes aware of any person identified in Exhibit E-1 who is or becomes, the subject of a Disqualifying Event, and (y) immediately upon becoming aware of a Disqualifying Event occurring on or after September 23, 2013 with respect to a person identified in Exhibit E-1 that is a natural person, the Dealer shall prevent any such person(s) from continuing to participate in any offering of the Companies.
(xv)Dealer shall, from time to time, upon reasonable written request from either Placement Agent (or its representative), provide a representation letter to either Company or both Companies substantially in the form attached hereto as Exhibit E-2.

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(xvi)If any of the representations set forth in this Section 8 or Section 10 at any time ceases to be true, Dealer shall promptly notify the Placement Agents in writing of this fact. Such notice shall be provided in accordance with Section 19.
Section 9.INDEMNIFICATION
(a)Each Placement Agent, severally, and not jointly, will indemnify, hold harmless, and defend Dealer, its affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (the “Covered Persons”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“Covered Claims”) arising directly out of or relating to (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in any of the Offering Materials (other than untrue statements or alleged untrue statements in or omissions or alleged omissions from information relating to a Covered Person furnished in writing by or on behalf of such Covered Person for use in materials furnished or made available to a Client), (ii) any material breach by such Placement Agent of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct, fraud or gross negligence by such Placement Agent in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i)-(iii), no Placement Agent will be liable to or will have any indemnification obligation to any Covered Person for the portion of any Covered Claim that is the result of any Covered Person’s material breach of this Agreement, bad faith, fraud, willful misconduct or gross negligence in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement (the “Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Covered Person resulting from this Section 9(a) will be repaid to the relevant Placement Agent in the event that such expenses resulted from Disabling Conduct.
(b)Dealer will indemnify, hold harmless, and defend each Company, each Placement Agent, their affiliates and their respective officers, directors, partners, members, shareholders, employees and agents (the “KKR/FS Covered Persons”) from and against any losses, claims, damages or liabilities (or actions in respect thereof) (“KKR/FS Covered Claims”) arising directly out of or relating to (i) any untrue statement of material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading by Dealer or any Representative (as defined in Section 11(b)) of Dealer, including, but not limited to, statements in any Research Report or Dealer-Supplied Company Materials (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions from, information related to a KKR/FS Covered Person furnished in writing by or on behalf of such KKR/FS Covered Person for use in materials furnished or made available to Clients), (ii) any material breach by Dealer or any Representative of Dealer of any representation, warranty or agreement contained in this Agreement, or (iii) any willful misconduct, fraud or gross negligence by Dealer, a Representative of Dealer or any of their respective affiliates in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i)-(iii), Dealer will not be liable to and will not have any indemnification obligation to any KKR/FS Covered Person for the portion of any KKR/FS Covered Claim that is the result of any KKR/FS Covered Person’s material breach of this Agreement, bad faith, fraud, willful misconduct or gross negligence in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement (the “KKR/FS Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a KKR/FS Covered Person resulting from this Section 9(b) will be repaid to Dealer in the event that such expenses resulted from KKR/FS Disabling Conduct.
(c)Promptly after receipt of notice of any claim or complaint or the commencement of any action or proceeding with respect to which an indemnified party is entitled to seek indemnification

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hereunder, the indemnified party will notify the indemnifying party in writing of such claim or complaint or the commencement of such action or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights with respect to such claim. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit so brought, which defense will be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party or parties. The parties hereto agree that if the indemnifying party shall fail to notify the indemnified party that it shall undertake to defend any claim within a reasonable time after its receipt of written notice of such claim, the indemnified party will have the right to undertake the defense of such claim on behalf of, and for the account and at the risk of, the indemnifying party. In the event that the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party or parties will bear the fees and expenses of any additional counsel thereafter retained by it or them. In the event that (i) the indemnifying party elects to assume the defense of such an action or proceeding and the indemnified party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or (ii) the indemnifying party chooses not to assume the defense of the action or proceeding, then the indemnified party may engage separate counsel reasonably satisfactory to the indemnifying party to represent or defend such indemnified party in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel for all indemnified parties in each jurisdiction in any single action or proceeding. Subject to the preceding sentence, in any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense.
(d)Neither the indemnifying party nor the indemnified party will, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (a “Judgment”), whether or not the indemnifying party or the indemnified party is an actual or potential party to such claim, action, suit or proceeding; provided, however, each indemnifying party shall have the right to settle or compromise or consent to the entry of any Judgment if such settlement, compromise or consent (i) shall include an unconditional release of the indemnified party and each other indemnified party hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) shall not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party or any other indemnified party, and (iii) shall not impose any continuing obligations or restrictions on the indemnified party or any other indemnified party. The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent (which consent will not be unreasonably withheld or delayed).
(e)The foregoing indemnity will be in addition to any rights that the parties may have at common law or otherwise.
(f)IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY OR ANY THIRD PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR INDIRECT DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES.

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Section 10.ANTI-MONEY LAUNDERING & UK BRIBERY ACT RESPONSIBILITIES
Without prejudice to the generality of the foregoing, the Dealer represents, warrants and covenants to the FS/KKR Parties that, in connection with this Agreement and its activities hereunder, as applicable:
(a)The Dealer is subject to U.S. AML Laws (as defined below). Dealer has developed and will continue to maintain an AML program reasonably designed to ensure compliance with US AML Laws, including, without limitation, applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended, the Anti-Money Laundering Act of 2020 and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), and all other applicable U.S. anti-money laundering laws (collectively, the “U.S. AML Laws”), the provisions of the EU Anti-Money Laundering Directives, the U.K. Money Laundering Regulations 2007, as well as any other applicable anti-money laundering laws (collectively, the “Applicable AML Laws”). Dealer will apply its AML program, which includes a customer identification program and customer due diligence program which identifies beneficial owners of legal entity customers, to each Client prior to the Client’s investment in the Shares. Dealer will monitor any accounts that the Dealer maintains for the Clients for suspicious activity, and where appropriate, file suspicious activity reports with the appropriate government or regulatory authorities and shall maintain the confidentiality of such reports, in compliance with Applicable AML Laws. Upon the Placement Agents’ reasonable request, Dealer shall provide the Placement Agents a certification letter describing its program to comply with Applicable AML Laws.
(b)Dealer has policies and procedures designed to identify high risk clients and will conduct enhanced due diligence with respect to each high-risk Client, in compliance with its procedures and Applicable AML Laws. Based on its due diligence, Dealer represents and warrants, that no Client solicited hereunder (or any person controlling or controlled by any such Client or, if the Client is a privately held entity, any person having a beneficial interest in the Client or, if applicable, any person for whom the Client is acting as agent or nominee in connection with its investment in the Shares): is a SFPF1/PEP,2 or an immediate family member or close associate of a SFPF/PEP or, is resident in, domiciled in, a citizen of or organized under the laws of a jurisdiction listed in Exhibit [XX]3 without prior written consent from KCM senior management. Dealer will not refer business from, or offer Shares to any Client that, to its knowledge, is a Prohibited Foreign Shell Bank or that is subject to special measures pursuant to Section 311 of the PATRIOT Act.
(c)Dealer has adopted and implemented sanctions policies and procedures in compliance with and consistent with the regulations and Executive Orders administered by the United States, including those administered by the U.S. Department of State, U.S. Office of Foreign Assets
1 “Senior Foreign Political Figure” or “SFPF” is (a) a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise, and (b) a corporation, business, or other entity that has been formed by, or for the benefit of, any such individual. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources.
2 “Politically Exposed Person” or “PEP” is a term used for individuals who are or have been entrusted with prominent public functions in a non-U.S. country, for example Heads of State or of government, senior politicians, senior government, judicial or military officials, senior executives of state owned corporations and important political party officials.
3 NTD: Prohibited List exhibit to be appended.

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Control (“OFAC”) of the U.S. Treasury Department, including prohibitions and restrictions on dealings with or involving persons designated on the list of Specially Designated Nationals and Blocked persons administered by OFAC, the Sectoral Sanctions Identifications List, and all other lists administered by OFAC, as such lists may be amended from time to time (“U.S. Sanctions Programs”), as well as the sanctions laws of the United Nations (“UN”), European Union (“EU”), the United Kingdom (“UK”) and other applicable sanctions laws (collectively with the U.S. Sanctions Programs, the “Applicable Sanctions Laws”), and Dealer has complied and will comply at all times with the Applicable Sanctions Laws. Dealer will screen each Client that invests in the Shares (and any person controlling or controlled by each such Client or, if the Client is a privately held entity, any person having a beneficial interest of 10% or more in the Client and, as applicable, any person for whom the Client is acting as agent or nominee in connection with its investment in the Shares) against the Applicable Sanctions Laws. In addition, based on its screening of Clients against the Applicable Sanctions Laws, Dealer represents, warrants, and covenants to the FS/KKR Parties that no Client solicited hereunder that invests in Shares is located or conducting business transactions in a country or territory, or is an individual or entity, currently the subject of any Applicable Sanctions Laws.
(d)Dealer is subject to the anti-bribery and anti-corruption laws and regulations applicable in the jurisdictions in which the Dealer and any of its affiliates, are located or conduct business transactions, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, “Applicable Anti-Corruption Laws”). Dealer has policies and procedures that are designed to comply with all applicable laws, rules and regulations with regard to the giving and receiving of bribes and Dealer has complied with Applicable Anti-Corruption Laws and shall comply at all times with the Applicable Anti-Corruption Laws and any policies of any governmental or quasi-governmental agency implementing or enforcing the foregoing.
(e)Dealer will not introduce a Client unless Dealer is satisfied to the best of its knowledge, on the basis of its prior relationship with the Client and/or the reasonable due diligence that it has conducted with respect to the Client, that: none of the cash or property that would be paid or contributed to the Company by such Client would be derived from, or related to, (i) any activity that may contravene any Applicable AML Laws, Applicable Sanctions Laws or Applicable Anti-Corruption Laws or (ii) any other illegal activity. Dealer shall not engage in any act or practice that would, directly or indirectly, contravene, or cause, the FS/KKR Parties or any of their respective affiliates or other associates, as applicable, to directly or indirectly contravene any Applicable AML Laws, Applicable Sanctions Laws or Applicable Anti-Corruption Laws.
(f)Dealer recognizes that by law, the FS/KKR Parties or any of their affiliates may be obligated to “freeze the investment” or otherwise of any Client that invests in the Company, either by prohibiting additional purchases of Shares, withholding distributions to and/or segregating the assets in the capital accounts in compliance with applicable laws, rules and regulations, and the FS/KKR Parties or any of their affiliates may also be required to report such action and to disclose the relevant Client’s identity to governmental or regulatory authorities. Dealer agrees to cooperate in any such efforts. Without limiting the foregoing, Dealer further acknowledges that the Company may suspend the payment of distribution proceeds payable to, or otherwise in respect of, a Client if any of the FS/KKR Parties deem it necessary to do so to comply with any Applicable AML Laws, Applicable Sanctions Laws or Applicable Anti-Corruption Laws.
(g)Dealer will retain copies of information and documentation regarding each Client introduced hereunder for at least five years from the date on which such Client’s investment in the Shares ceases.

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(h)Dealer will provide such information as the FS/KKR Parties or any of their affiliates may require to satisfy compliance with any Applicable AML Laws, Applicable Sanctions Laws or Applicable Anti-Corruption Laws, including any representations or documentation requested in the future by the FS/KKR Parties or any of their affiliates.
(i)Dealer shall require that all Clients investing in the Shares waive any secrecy rights otherwise applicable to them pursuant to applicable bank secrecy (or other comparable) laws, rules or regulations, if any, in connection with their investment in the Shares as a condition for investing in the Company. If any Client declines to waive its secrecy rights, or attempts to revoke a previous waiver, Dealer will refuse such Client’s subscription for the Shares or, as applicable, will exercise rights under the governing documents of the Company (the “Company Governing Documents”) to discontinue the investment of such Client.
(j)The representations, warranties and covenants set forth in this [Section 10] shall be ongoing and without limitation, and shall be deemed to be repeated at the time of the acceptance of each subscription and contribution to the Company. Dealer will promptly notify the Placement Agents in writing should it become aware (a) of any changes to these representations and warranties, or (b) if it cannot comply with the covenants set forth herein. Dealer will also promptly notify the Placement Agents in writing should it become aware that any Client is in violation of any Applicable AML Laws, Applicable Sanctions Laws or Applicable Anti-Corruption Laws and to the fullest extent permitted by applicable law, Dealer will notify the Placement Agents of the closing or freezing of any Client’s account. Dealer will not submit or otherwise facilitate subscriptions and commitments from or relating to such Client without the prior written approval of the Company.
(k)To the extent there is a transfer of Shares, Dealer agrees to conduct additional due diligence on the transferee consistent with its obligations under this [Section 10], which shall also include making reasonable inquiries to ascertain the reason for the transfer. References to “Clients” in this [Section 10] shall also include, to the extent there is any transfer of Shares issued to or acquired by any Clients (or any subsequent transferees thereof) references to any such transferees of Shares and the representations, warranties and covenants of Dealer in respect of any Client shall also be deemed to be made in respect of such transferees, as applicable.
(l)Notwithstanding anything to the contrary in this Agreement, this [Section 10] (with respect to such representations, warranties or agreements as shall survive termination of this Agreement), shall survive the termination of this Agreement.
Section 11.CONFIDENTIALITY, COMMUNICATIONS, NON-DISPARAGEMENT
(a)“Confidential Information” includes any non-publicly available and proprietary information, and includes, without limitation: (i) trade secrets concerning the business and affairs of either Company, either Placement Agent, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to either Company, either Placement Agent, or their respective affiliates; (iii) information concerning the business and affairs of either Company, either Placement Agent, or their respective affiliates (including, without limitation, information relating to either Company’s actual or potential portfolio positions and investment and risk management practices and techniques, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing.

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(b)Dealer agrees to hold, and to cause its employees, officers, directors, partners, service providers, advisors, attorneys or agents (collectively, “Representatives”) to hold, Confidential Information (whether received before, on, or after the date hereof) in strict confidence. Dealer shall only disclose Confidential Information to its Representatives who are subject to separate confidentiality obligations with respect to such information and only to the extent necessary to perform its obligations under this Agreement.
(c)Dealer agrees that it will use any Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.
(d)The Confidential Information shall be kept confidential in accordance with the terms hereof by Dealer and its Representatives and shall not be disclosed by Dealer or its Representatives except (i) as may be consented to in writing by the Placement Agents, and (ii) as required by law, regulation or legal or judicial process, provided that, where such disclosure is required, Dealer shall provide the Placement Agents with a reasonable opportunity to review the disclosure, to the extent practicable and not prohibited by applicable law or regulation, before it is made, and to interpose their own objections to, or seek to limit, the disclosure at their own expense. Dealer shall be responsible for any breach of this Agreement by its Representatives.
(e)Upon written request by either Placement Agent, Dealer shall return Confidential Information in its possession; provided, however, that Dealer may maintain copies of Confidential Information as required by law or regulation, or Dealer’s internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.
(f)Dealer agrees to comply with the requirements of applicable law relating to the protection of data and information.
(g)Dealer agrees that money damages may not be a sufficient remedy for any breach of this Section 11 by Dealer or its respective Representatives and that each Placement Agent shall be entitled to equitable relief, including injunction and specific performance in the event of any such breach, in each case without the posting of any bond, in addition to all other remedies available to such Placement Agent at law or in equity.
(h)Notwithstanding the foregoing, Dealer will not be in breach of this Section 11 by distributing to Clients copies of the Offering Materials, Dealer-Supplied Company Materials, Research Reports, or any other information approved in advance by the Placement Agents in writing.
(i)Dealer and the Placement Agents agree to work together in good faith to (i) respond in a prompt manner to inquiries of Clients as communicated by Dealer and (ii) organize informal forums on an as-needed basis for discussing material events relating to either or both Companies with Clients.
Section 12.PRIVACY
(a)Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act (“GLBA”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

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(b)The parties hereto acknowledge that from time to time, Dealer may share with either Company and either Company may share with Dealer nonpublic personal information (as defined under the GLBA) of Clients of Dealer. This nonpublic personal information may include, but is not limited to a Client’s name, address, telephone number, social security number, account information and personal financial information. Dealer shall only be granted access to such nonpublic personal information of each of its Clients that pertains to the period or periods during which Dealer served as the broker dealer of record for such Client’s account. Dealer, the Placement Agents, and the Companies shall not disclose nonpublic personal information of any Clients who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section 12. Except as expressly permitted under the FCRA, Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.
(c)Dealer shall be responsible for determining which Clients have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such Clients (the “List”) to identify Clients that have exercised their opt-out rights. In the event Dealer, the Placement Agents or the Companies expect to use or disclose nonpublic personal information of any Client for purposes other than as set forth in this Section 12, the relevant party must first consult the List to determine whether the affected Client has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any Client that is identified on the List as having opted out of such disclosures, except as set forth in this Section 12, shall be prohibited.
(d)Dealer shall implement commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all Clients; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any Client; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom Dealer provides access to or discloses nonpublic personal information of Clients to implement appropriate measures designed to meet the objectives set forth in this Section 12.
(e)Each party agrees that it will notify the others of any security breaches or incidents that may reasonably lead to a compromise of personally identifiable Client information. The parties agree to provide prompt notification of security breaches or incidents to facilitate swift and appropriate action to minimize the impact of the security breach. The provisions of this section will remain operative and in full force and effect regardless of the termination or expiration of the Agreement.
Section 13.TERMINATION; AMENDMENT
(a)This Agreement shall become effective as of the date first written above and shall remain in force until the first anniversary of its effective date and shall thereafter continue in effect from year to year unless terminated in accordance with this Section 13.
(b)In addition to the automatic termination of this Agreement specified in Section 1(b) of this Agreement, each party to this Agreement may unilaterally cancel its participation in

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this Agreement by giving thirty (30) days’ prior written notice to the other party. Notwithstanding the foregoing, the Placement Agents together or the Company may terminate Dealer’s ability to offer and sell Shares at any time. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 19. Without limiting the generality of the foregoing, this provisions of Section 4(b) of this Agreement may be terminated immediately at any time with respect to any class of Shares of either Company, without the payment of any penalty, by a vote of either (i) a majority of the members of the Board of Trustees of such Company who are not interested persons, as defined in the 1940 Act, of the relevant Company and have no direct or indirect financial interest in the operation of such Company’s distribution and servicing plan or in any agreements related to such plan, or (ii) a majority of the outstanding voting securities, as defined in the 1940 Act (subject, however, to the rules and regulations under the 1940 Act and any applicable guidance or interpretation of the SEC or its staff), of the relevant class of Shares.
(c)This Agreement shall terminate immediately upon the appointment of a trustee under the Securities Investor Protection Act or any other act of insolvency by either Placement Agent or Dealer.
(d)The provisions of Section 4(b) of this Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act. This Agreement may not be assigned by the Dealer or either Placement Agent without the other parties’ written consent; provided, however, that, subject to the immediately preceding sentence, either Placement Agent may assign this Agreement to any affiliate of such Placement Agent without the Dealer’s prior consent.
(e)This Agreement may be amended by Dealer and by the Placement Agents together upon mutual written agreement between Dealer and the Placement Agents, except that this Agreement may be amended at any time by the Placement Agents or Dealer upon written notice to the other party in cases where such amendment is required (i) pursuant to the dictates of any relevant regulatory agency with jurisdiction over either Company, either Placement Agent, or Dealer or (ii) otherwise by operation of law.
Section 14.DISPUTE RESOLUTION; GOVERNING LAW
(a)The parties waive their rights to seek remedies in court, including any right to a jury trial. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration in New York, New York under the commercial arbitration rules and procedures of FINRA. The parties agree that, to the extent permitted under such arbitration rules and procedures, the arbitrators selected shall be from the securities industry. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.
(b)This Agreement shall be governed and construed in accordance with the laws of the State of New York, without reference to the choice-of-law principles thereof.
Section 15.INVESTIGATIONS AND PROCEEDINGS
The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

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Section 16.CAPTIONS
All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.
Section 17.SEVERABILITY
Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.
Section 18.SURVIVAL
Sections 9, 10, 11 and 12 of this Agreement shall survive any termination of this Agreement and the obligations contained in Section 14 survive indefinitely.
Section 19.NOTICES
Every notice required by this Agreement will be in writing, by a nationally recognized overnight courier service, facsimile transmission (confirmed by telephone call), certified mail, or electronic mail, and deemed given (i) the next business day if sent by a nationally recognized overnight courier service that provides evidence of receipt, (ii) the same business day if sent by 3:00 p.m. (receiving party’s time) by facsimile transmission and confirmed by a telephone call, (iii) on the third business day if sent by certified mail, return receipt requested, and (iv) upon receipt by the receiving party if sent by electronic mail. Unless otherwise notified in writing, all notices required to be given under this Agreement shall be given or sent to a party at the address listed on Exhibit A attached hereto.
Section 20.NON-EXCLUSIVITY
Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.
Section 21.MISCELLANEOUS
(a)This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including electronic facsimiles or PDFs of the signature pages of this Agreement) will have the same legal effect hereunder as originals.
(b)This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties.
(c)As used in this Agreement, an “affiliate” of a party means any entity or person controlling, controlled by or under common control with such party.
Section 22.ERISA MATTERS

BUSINESS.30228650.9

To the extent Dealer or any affiliate of Dealer acts as a fiduciary in connection with the offering or sale of Shares to any plan or account subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (such accounts being referred to as “Retirement Customers”), including under Section 3(21) of ERISA, Dealer represents, warrants and agrees that Dealer’s (and any affiliate’s) receipt of any compensation from any Placement Agent, any Company, the Adviser or any of their respective affiliates and related parties does not and will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a breach of any other fiduciary duty (whether under ERISA or otherwise) that is owed to the Retirement Customer.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year set forth below.
[Signature Page Follows]

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KKR CAPITAL MARKETS LLC
By:
Name:
Title:

Date:
FS INVESTMENT SOLUTIONS, LLC
By:
Name:
Title:

Date:
[DEALER]
By:
Name:
Title:

Date:

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EXHIBIT A
NOTICES
Notices required by the Agreement should be sent as follows:

If to Dealer:	[●] Attn: [●] [●] [●] Tel.: [●] E-mail: [●]
If to KKR FS Income Trust:	KKR FS Income Trust Attn: Stephen Sypherd 201 Rouse Boulevard Philadelphia, PA 19112 Tel.: (215) 495-1150 E-mail: stephen.sypherd@fsinvestments.com
If to KKR FS Income Trust Select:	KKR FS Income Trust Attn: Stephen Sypherd 201 Rouse Boulevard Philadelphia, PA 19112 Tel.: (215) 495-1150 E-mail: stephen.sypherd@fsinvestments.com
If to KKR Capital Markets LLC:	KKR Capital Markets LLC Attn: Jeff Schwartz 30 Hudson Yards New York, NY 10001 Tel.: (212) 750-8300 E-mail: Jeff.Schwartz@kkr.com
If to FS Investment Solutions, LLC:	FS Investment Solutions, LLC Attn: Legal Department 201 Rouse Boulevard Philadelphia, PA 19112 Tel.: (215) 495-1150 E-mail: fs_legal_and_compliance@fsinvestments.com

A-1

BUSINESS.30228650.9

EXHIBIT B
Reference is made to the selling agreement, dated [●], 202[●] (the “Selling Agreement”), by and among KKR Capital Markets LLC (“KKR Capital Markets”), FS Investment Solutions, LLC (“FSIS” and, together with KKR Capital Markets, each a “Placement Agent” and, collectively, the “Placement Agents”) and [●] (“Dealer”).
1.The Dealer acknowledges and agrees that it is the written and established policy of the Placement Agents to comply fully with all applicable laws and regulations of the United States and all jurisdictions in which it does business. The Dealer warrants and represents that it will not take any action that would constitute a violation, or implicate the Placement Agents in a violation, of any law of the United States, the United Kingdom or any other jurisdiction in which the Dealer engages in business, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), the UK Bribery Act of 2010 (the “Bribery Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “U.S.A. Patriot Act”), legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials, and any similar statute, rule or policy (collectively, “Anti-Corruption Laws”).
2.Dealer represents, warrants, and agrees that:
(a)The Dealer is neither a governmental entity nor an instrumentality of a government. If the Dealer becomes a governmental entity or instrumentality of a government during the term of the Selling Agreement, the Dealer shall notify the Placement Agents immediately so the Placement Agents may, and they hereby reserve the right to, take whatever precautions and actions may be appropriate to assure compliance with applicable Anti-Corruption Laws.
(b)None of the Dealer’s principals, owners, officers, directors, or agents is currently a Government Official.4
(c)If any of the Dealer’s principals, owners, officers, directors, or agents becomes a Government Official during the term of the Selling Agreement, the Dealer shall notify the Placement Agents immediately so the Placement Agents may, and they hereby reserve the right to, take whatever precautions and actions may be appropriate to assure compliance with applicable Anti-Corruption Laws.
(d)No Government Official is associated with, or owns an interest, whether direct or indirect, in the Dealer, or has any legal or beneficial interest in the proposed relationship, business or fee payments contemplated by the Selling Agreement. If a Government Official obtains such an interest, the Dealer shall notify the Placement Agents immediately so the Placement Agents may, and they hereby reserve the right to, take whatever precautions and actions may be appropriate to assure compliance with applicable Anti-Corruption Laws.
(e)Neither the Dealer nor any of its principals, owners, officers, directors, or agents has promised to make, will promise to make, or will cause to be made, in connection with the Selling
4    The term “Government Official” includes, without limitation, all officers or employees of a government department, agency or instrumentality; permitting agencies; custom officials; political party officials; candidates for political office; officials of public international organizations (e.g., the Red Cross); employees or affiliates of an enterprise that is owned, sponsored, or controlled by any government—such as a health care facility, bank, utility, oil company, university or research institute; and any other position as defined by applicable Anti-Corruption Laws.
B-1

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Agreement, any Payments5 (i) to or for the use or benefit of any Government Official; (ii) to any other person either for an advance or reimbursement, if it knows or has reason to know that any part of such Payment will be directly or indirectly given or paid by such other person, or will reimburse such other person for Payments previously made, to any Government Official; or (iii) to any other person or entity to obtain or keep business or to secure some other improper advantage.
(f)The Dealer shall notify the Placement Agents immediately of any violation or potential violation of Anti-Corruption Laws and shall be responsible for any damages to the Placement Agents, the Companies or any of their affiliates from the Dealer’s or its agents’ violation or potential violation of Anti-Corruption Laws.
(g)The Dealer has effective controls that are sufficient to provide reasonable assurances that violations of applicable Anti-Corruption Laws will be prevented, detected and deterred.
[●]
By:
Name: [●]
Title: [●]

Date: [●]
5    The term “Payments” refers to anything of value, including cash, gifts, travel expenses, entertainment, offers of employment, provision of free services, and business meals. It may also include event sponsorships, consultant contracts, fellowship support, job offers, and charitable contributions made at the request of, or for the benefit of, an individual, his or her family, or other relations, even if made to a legitimate charity.

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BUSINESS.30228650.9

EXHIBIT C
[TO BE UPDATED TO REFLECT ECONOMIC TERMS WITH SELLING AGENT]

K-FIT Class	Sales Load[1]	Placement Agent Fee[1]	Aggregate Distribution/Servicing Fee[2]
Class I	None	None	None

K-FITS Class	Sales Load[1]	Placement Agent Fee[1]	Aggregate Distribution/Servicing Fee[2]
Class S	Up to 3.00%	0.50%	0.85%
1     Calculated as a percentage of the offering price.
2     Calculated and accrued monthly (payable in arrears) at an annualized rate on the net assets of the respective Company attributable to such class, as of the beginning of the first calendar day of the applicable month, held in Client accounts of Dealer.

EXHIBIT D

DESIGNATED JURISDICTIONS

[●]

EXHIBIT E-1

Covered Persons of [Dealer]
(i)    [Name of Dealer], a [jurisdiction] [entity] (“Dealer”), and its executive officers and directors and officers participating in the offering of either Company;
(ii)    financial advisors of Dealer soliciting investors for either Company who receive compensation with respect to such solicitation and any person that has been or will be paid (directly or indirectly) remuneration by Dealer for solicitation of purchasers in connection with such sale of either Company; and
(iii)    Dealer’s general partner or managing member, and the general partner’s or managing member’s executive officers and directors and officers participating in the offering of either Company.
E-1

BUSINESS.30228650.9

Exhibit E-2

Rule 506 Certificate
[Dealer Name] (“Dealer”) hereby certifies to each of KKR FS Income Trust (“K-FIT”) and KKR FS Income Trust Select (“K-FITS” and, together with K-FIT, each a “Company” and, collectively, the “Companies”) as follows:

1.    To the best of Dealer’s knowledge, after reasonable factual inquiry, neither of Dealer, nor Dealer’s general partner or managing member, is subject to disqualification as the result of any of the acts enumerated in Rule 506(d)(1)(i) through (viii) of the Securities Act of 1933, as amended (each a “Disqualifying Event”).

2.     After reasonable factual inquiry, Dealer reasonably believes that none of (i) Dealer’s directors, executive officers, or other officers participating in the offering of interests in either Company; (ii) directors, executive officers, or other officers of Dealer’s general partner or managing member participating in the offering of interests in either Company and (iii) any other person that has been or will be paid (directly or indirectly) remuneration by Dealer for solicitation of purchasers in connection with such sale of either Company is subject to any disqualification as a result of any Disqualifying Event.

3.    Dealer hereby agrees that it will notify each Company promptly upon becoming aware that the foregoing is not, or no longer complete and accurate during the term of the offering period of the respective Company.

This Certificate is delivered for the benefit of the Companies only and may not be relied upon by any other person for any purpose whatsoever.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the __ day of, 20___.

[Dealer Name]

By:
Name:
Title:

E-2

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Exhibit E-3

Important Regulatory Disclosure
[Dealer Name]

[None]